Befut International to Present at Rodman & Renshaw Annual
Global Investment Conference

—Reports Preliminary FY2010 Financial Results—

Dalian, China, September 13, 2010 – BEFUT International Co., Ltd. (OTCBB: BFTI), (“Befut” or the “Company”), a developer, manufacturer and distributor of wire and cable products in China, today announced that the Company will be participating in the Rodman & Renshaw Annual Global Investment Conference scheduled to take place on September 12nd -15th, 2010, at the New York Palace Hotel in New York City.  The Company is currently scheduled to present on Tuesday, September 14th at 3:40 pm Eastern Time and will be available for investor meetings.  Interested parties should contact their Rodman & Renshaw institutional sales representative.

In addition, the Company announced today preliminary financial results for the 2010 fiscal year ended June 30, 2010.  Based on preliminary unaudited results, full year 2010 revenue and net income are expected to be approximately $31.3 million and $4.6 million, respectively.  Additional fiscal 2010 results include:

•	Cash and inventory of approximately $2.5 million and $2.5 million;
•	Total assets of approximately $67.4 million;
•	Total liabilities of approximately $27.2 million; and
•	Shareholders’ equity of approximately $39.1 million.

Mr. Hongbo Cao, Chairman and CEO of Befut said, “We are pleased to finish our 2010 fiscal year with what we believe will be record revenue and profit for the Company.  We look forward to building upon this success in fiscal 2011.”

These unaudited preliminary results are subject to further review by the Company and audit by the Company’s independent accountants and, therefore, may change.  The Company expects to report its final, audited 2010 results in late September, at which time it will issue a press release announcing the audited FY2010 financial results.

About BEFUT International Co., Ltd.

BEFUT International Co., Ltd. is a developer, manufacturer and distributor of wire and cable products in China and is headquartered in the northeastern city of Dalian with offices throughout China.  It is engaged in the production of traditional cables used for electric power systems, as well as high-end specialty cables, including marine cable, mine specialty cable, nuclear cable, and petrochemical cable.  The Company’s traditional cable products are primarily focused on serving end user applications in the telecommunication, electrical utility, and transportation (including automotive) markets, while its specialty cable products are used for marine building, nuclear power plants, mining corporations and petrochemical enterprises.  Befut’s customer base consists of China’s largest industrial conglomerates.  The Company recently completed expansion of its production capacity and will focus its efforts on developing and producing sophisticated specialty cable for the Chinese market.

Safe Harbor Statement

Statements made in this news release may constitute forward-looking statements within the meaning of the Federal securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Befut to obtain additional funding; (ii) the ability of Befut to attract and/or maintain customers and (iii) the ability of Befut to develop and commercialize new products that can compete favorably with those of its competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Befut's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission.  Except to the extent required by applicable law, Befut assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Contact Information

Befut International Co., Ltd
Yining “Steve” Xia
yiningxia@hotmail.com

Angelina Li
baifute_002@163.com

+86 0411 83707019

ICR Inc.
In the U.S.
William.Zima@icrinc.com
#203-682-8233

Beijing
Yuening Jiang
Yuening.Jiang@icrinc.com
+86 10 6599 7961

Jeremy Peruski
Jeremy.Peruski@icrinc.com